Exhibit A


DRAFT OF 11/13/97
FORM OF THIRD AMENDMENT


     THIRD AMENDMENT dated as of January   , 1998 (this "Third Amendment") to
the Credit Agreement dated as of February 11, 1992, as amended pursuant to a First Amendment dated as of April 30, 1993 and a Second Amendment dated as of May 12, 1995, among Bankers Trust Company, not in its individual capacity but solely as trustee of the Niantic Bay Fuel Trust under the Trust Agreement dated as of January 4, 1982, as amended and restated by the Amendment to and Restatement of Trust Agreement dated as of February 11, 1992, between it, State Street Bank and Trust Company of Connecticut, National Association (which is the successor trustor to the New Connecticut Bank and Trust Company, National Association, as assignee of the Federal Deposit Insurance Corporation, as receiver of The Connecticut Bank and Trust Company, National Association), as Trustor, and the Connecticut Light and Power Company and Western Massachusetts Electric Company, as Beneficiaries, each of the financial institutions party thereto, and The First National Bank of Chicago, as agent for such financial institutions (as so amended and as it may have been otherwise supplemented or modified through the date hereof, the "Existing Credit Agreement").

RECITALS:

     A. The Lessees and the Trustee have requested that the Maturity Date be extended.

     B. The Banks are willing to agree to the requested extension provided that the Trustee and the Lessees agree to certain amendments to the Existing Credit Agreement.

     Accordingly, the parties hereto wish to amend the Existing Credit Agreement in certain respects and accordingly hereby agree as follows:

      1. Definitions. Unless the context otherwise requires, all terms used herein which are defined in the Existing Credit Agreement shall have the meanings assigned to them therein.

      2. Amendments to Existing Credit Agreement. Upon the satisfaction of the conditions precedent set forth in Section 4 of this Third Amendment on or before [January 31, 1998], the Existing Credit Agreement shall be amended as follows:

          (a) The definition of "Eurodollar Rate" set forth in Article I of the Existing Credit Agreement shall be amended by deleting the phrase "1/2% per annum" where it appears therein and inserting the phrase "1-5/8% per annum" in lieu thereof.

          (b) The definition of "Fixed CD Rate" set forth in Article I of the Existing Credit Agreement shall be amended by deleting the phrase "5/8% per annum" where it appears therein and inserting the phrase "1-3/4% per annum" in lieu thereof.

          (c) The definition of "Floating Rate" set forth in Article I of the Existing Credit Agreement shall be amended by deleting clause (b) thereof and inserting in lieu thereof the following new clause (b):

          "(b) the Corporate Base Rate plus 1/2% per annum"

          (d) The definition of "Maturity Date" set forth in Article I of the Existing Credit Agreement shall be amended by deleting it in its entirety and substituting in lieu thereof the following new definition:

          "'Maturity Date' means November 19, 1998."

          (e) Section 2.4.3 of the Existing Credit Agreement shall be amended by deleting the phrase ".135% per annum" where it appears therein and inserting the phrase ".50% per annum" in lieu thereof.

          (f) Section 2.5.6 of the Existing Credit Agreement shall be amended by deleting it in its entirety and substituting in lieu thereof the following:

               "2.5.6.  INTENTIONALLY DELETED AND LEFT BLANK.

          (g) Schedule "I" attached to the Existing Credit Agreement shall be amended by deleting it in its entirety and substituting in lieu thereof the Schedule "I" attached hereto.

      3. Representations and Warranties. The Trustee hereby confirms, reaffirms and restates as of the Effective Date (as defined in Section 4 of this Third Amendment) the representations and warranties set forth in Article V of the Existing Credit Agreement provided that such representations and warranties shall be and are hereby amended as follows: each reference therein to "this Credit Agreement" shall be deemed to be a collective reference to the Existing Credit Agreement, this Third Amendment and the Existing Credit Agreement as amended by this Third Amendment.

      4. Conditions Precedent. This Third Amendment and the provisions contained herein shall become effective on the date (the "Effective Date") on or before [January 31, 1998] on which all of the following conditions precedent shall have been satisfied:

          (a) This Third Amendment shall have been duly executed and delivered by the Bank Agent and the Trustee on one or more counterparts and all the Banks shall have signed a counterpart or counterparts hereof and notified the Bank Agent by telex or telecopy that such action has been taken and that such executed counterpart or counterparts will be mailed or otherwise delivered to the Bank Agent.

          (b) A Ratable Note payable to the order of each Bank shall have been duly executed and delivered by the Trustee to the Bank Agent.

          (c) the Majority Lenders (as defined in the Security Agreement) shall have executed and delivered to the Collateral Agent a letter agreement in substantially the form attached hereto as Exhibit "A".

          (d) (i) The representations and warranties of the Trustee contained in Article V of the Existing Credit Agreement, in the Depositary Agreement, and in the Trust Agreement shall be true and correct in all material respects on and as of the Effective Date with the same effect as if made on and as of the Effective Date, (ii) no Event of Default, Unmatured Event of Default or Event of Termination shall be in existence on the Effective Date or shall occur as a result of the execution and delivery of this Third Amendment, and
(iii) each of the Basic Agreements shall be in full force and effect without amendment or modification, except as approved in writing by the Bank Agent and the Required Banks.

          (e) The representations and warranties of the Lessees contained in Sections 2 and 35 of the Lease Agreement shall be true and correct in all material respects on and as of the Effective Date with the same effect as if made on and as of the Effective Date.

          (f) The Trustee and the Bank Agent shall have received a certificate of the Lessees in substantially the form of Exhibit "B" hereto, appropriately completed and signed by a Vice President, Treasurer or Assistant Treasurer of each Lessee.

          (g) The Lessees shall have paid to the Bank Agent for pro rata distribution to the Banks based on their respective Commitments an amendment fee equal to 3/8% of the aggregate Commitments of the Banks.

          (h) The Lessees shall have paid to First Chicago Capital Markets, Inc. for its own account the arrangement fee provided for in the letter agreement among the Lessees, the Bank Agent and First Chicago Capital Markets, Inc. with respect to the extension of the Maturity Date.

          (i) The Bank Agent shall have received with sufficient copies for each of the Banks all of the following documents:

               (i) A certificate of incumbency signed by an authorized employee of Bankers Trust Company which shall certify the names of the employees of Bankers Trust Company authorized to execute any document hereunder on behalf of the Trustee, together with specimen signatures of each such employee, and the Bank Agent and each Bank may conclusively rely on such certificate until it shall receive a further certificate of an authorized employee of Bankers Trust Company cancelling or amending the prior certificate and submitting the signatures of the employees named in such further certificate.

               (ii) Copies of each authorization, license, permit, consent, order or approval of, or registration, declaration or filing with, any governmental authority (including without limitation the Securities and Exchange Commission, and the Commonwealth of Massachusetts and the State of Connecticut and any applicable agency of either thereof) obtained or made or required to be obtained or made in connection with the transactions contemplated by this Third Amendment.

               (iii) A copy of the consent or waiver given pursuant to the Credit Agreement dated as of November 21, 1996, as amended, among Northeast Utilities, the Lessees, the Banks and Co-Agents party thereto, and Citibank, N.A., as administrative agent, pursuant to which the Lessees are permitted to reduce the Aggregate Commitment to $100,000,000.

               (iv) An opinion of Messrs. Cahill Gordon & Reindel, counsel for the Trustee, dated the Effective Date and in substantially the form attached hereto as Exhibit "C".

               (v) An opinion of Messrs. Day, Berry and Howard, counsel for the Lessees, dated the Effective Date and in substantially the form attached hereto as Exhibit "D".

               (vi) An opinion of Messrs. Day, Berry and Howard, counsel for the Trustor, dated the Effective Date and in substantially the form attached hereto as Exhibit "E".

      5. Amendment to Form U-7D. The Trustee hereby agrees that (i) within 30 days after the Effective Date the Trustee and the Lessees shall file an amendment (acceptable in form and substance to the Bank Agent and its counsel) to the Form U-7D previously filed with the Securities and Exchange Commission in connection with the Lease Agreement and the Existing Credit Agreement reflecting the extension of the Maturity Date and the other amendments to the Existing Credit Agreement provided for herein, and (ii) any failure to file such amendment in accordance with clause (i) of this Section 5 shall constitute an immediate Event of Default under the Existing Credit Agreement as amended by this Third Amendment.

      6. Effect on the Existing Credit Agreement. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Existing Credit Agreement and the Bank Notes (a) shall remain unaltered, (b) shall continue to be, and shall remain, in full force and effect in accordance with their respective terms, and (c) are hereby ratified and confirmed in all respects. Upon the effectiveness of this Third Amendment, all references in the Existing Credit Agreement (including references in the Existing Credit Agreement as amended by this Third Amendment) to "this Credit Agreement" (and all indirect references such as "hereby", "herein", "hereof" and "hereunder") shall be deemed to be references to the Existing Credit Agreement as amended by this Third Amendment.

      7. Expenses. The Trustee shall reimburse the Bank Agent for any and all reasonable costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Bank Agent, which attorneys may be employees of the Bank Agent) paid or incurred by the Bank Agent in connection with the preparation, review, execution and delivery of this Third Amendment.

      8. Entire Agreement. This Third Amendment, the Existing Credit Agreement as amended by this Third Amendment, and the Bank Notes embody the entire agreement and understanding between the parties hereto and supersede any and all prior agreements and understandings between the parties hereto relating to the subject matter hereof.

      9. GOVERNING LAW. THIS THIRD AMENDMENT SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

     10. Counterparts. This Third Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Third Amendment by signing any such counterpart.

     IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed as of the date first above written.

                         BANKERS TRUST COMPANY,
                         not in its individual capacity but solely as trustee of the Niantic Bay Fuel Trust under the Trust Agreement dated as of January 4, 1982, as amended and restated by the Amendment to and Restatement of Trust Agreement dated as of February 11, 1992, between it and the Trustor and the Beneficiaries named therein

                         By:

                         Title:

                         THE FIRST NATIONAL BANK OF CHICAGO,
                           individually as Bank Agent and
                           as Collateral Agent

                         By:

                         Title:

                         THE BANK OF NOVA SCOTIA

                         By:

                         Title:


                         THE BANK OF NEW YORK

                         By:

                         Title:

                         BANKBOSTON, N.A.

                         By:

                         Title:


                         BANK OF MONTREAL

                         By:

                         Title:

                         CIBC, INC.

                         By:

                         Title:

                         THE TORONTO-DOMINION BANK

                         By:

                         Title:

                         UNION BANK OF CALIFORNIA, N.A.

                         By:

                         Title:

                         BARCLAYS BANK PLC

                         By:

                         Title:


                         MELLON BANK, N.A.

                         By:

                         Title:


                         FLEET BANK, N.A.

                         By:

                         Title:


                         SWISS BANK CORPORATION

                         By:

                         Title:

                         By:

                         Title:


EXHIBIT "A"
to Third Amendment


November __, 1997


The Lenders Listed on the Schedule
of Addressees Attached Hereto

     Re: CONSENT TO WAIVER

Ladies and Gentlemen:

     We refer to that certain Security Agreement and Assignment of Contracts dated as of January 4, 1982, as theretofore amended and as amended and restated by the Amendment to and Restatement of Security Agreement and Assignment of Contracts dated as of February 11, 1992 (as so amended and amended and restated, the "Security Agreement"), made by Bankers Trust Company, not in its individual capacity but solely as Trustee of the Niantic Bay Fuel Trust (in such capacity, the "Trustee") under the Trust Agreement dated as of January 4, 1982, as amended and restated by the Amendment to and Restatement of Trust Agreement dated as of February 11, 1992, between it, State Street Bank and Trust Company of Connecticut, National Association (which is the successor trustor to The New Connecticut Bank and Trust Company, National Association, as assignee of the Federal Deposit Insurance Corporation, as receiver of The Connecticut Bank and Trust Company, National Association), as Trustor (the "Trustor"), and The Connecticut Light and Power Company and Western Massachusetts Electric Company, as Beneficiaries, to The First National Bank of Chicago, as pledgee and collateral agent (in such capacity, the "Collateral Agent") for the ratable benefit of the secured parties referred to therein. Unless the context otherwise requires, all terms used herein which are defined in the Security Agreement shall have the meanings assigned to them therein.

     The Lessees have requested that the Trustee grant certain waivers under
Section 23 of the Lease Agreement by executing and delivering a waiver letter in substantially the form attached hereto as Annex "I". Pursuant to Section 36(a) of the Lease Agreement the Trustee may not grant a waiver under the Lease Agreement without the prior written consent of the Collateral Agent.

     Accordingly, this is to request that by signing and returning to the Collateral Agent a copy of this letter agreement you instruct the Collateral Agent pursuant to Section 11(c) of the Security Agreement to consent to the Trustee's execution and delivery to the Lessees of a waiver letter in substantially the form attached hereto as Annex "I".

     This letter agreement and the instructions to the Collateral Agent set forth herein shall become effective as of the date hereof when the Collateral Agent shall have received counterparts of this letter signed by the Majority Lenders.

     This letter agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this letter agreement.

     Please acknowledge your receipt of this letter agreement and your agreement with the terms and provisions contained herein by signing and returning a copy of this letter agreement to the Collateral Agent.

                              Very truly yours,

                              THE FIRST NATIONAL BANK OF CHICAGO,
                                as Collateral Agent

                              By:

                              Title:


AGREED AND INSTRUCTED:

THE FIRST NATIONAL BANK OF CHICAGO

By:

Title:


THE BANK OF NOVA SCOTIA

By:

Title:


THE BANK OF NEW YORK

By:

Title:


BANKBOSTON, N.A.

By:

Title:


BANK OF MONTREAL

By:

Title:


CIBC, INC.

By:

Title:


THE TORONTO-DOMINION BANK

By:

Title:


UNION BANK CALIFORNIA, N.A.

By:

Title:


BARCLAYS BANK PLC

By:

Title:


MELLON BANK, N.A.

By:

Title:

FLEET BANK, N.A.

By:

Title:


SWISS BANK CORPORATION

By:

Title:

By:

Title:


WHITING & CO.

By:

Title:


TRAL & CO.

By:

Title:

THE PRUDENTIAL INSURANCE COMPANY

By:

Title:


SEINE & CO.

By:

Title:


PRINCIPAL MUTUAL LIFE INSURANCE CO.

By:

Title:

AETNA LIFE INSURANCE

By:

Title:


PLAYPORT & CO.

By:

Title:


NEW YORK LIFE INSURANCE CO.

By:

Title:


KANE & CO.

By:

Title:


BOSTON & CO.

By:

Title:


BOUYCHAIN & CO.

By:

Title:


BEING & CO.

By:
Title:


SCHEDULE OF ADDRESSEES


THE FIRST NATIONAL BANK OF CHICAGO
THE BANK OF NOVA SCOTIA
THE BANK OF NEW YORK
BANKBOSTON, N.A.
BANK OF MONTREAL
CIBC, INC.
THE TORONTO-DOMINION BANK
UNION BANK OF CALIFORNIA, N.A.
BARCLAYS BANK PLC
MELLON BANK, N.A.
FLEET BANK, N.A.
SWISS BANK CORPORATION
WHITING & CO.
TRAL & CO.
THE PRUDENTIAL INSURANCE COMPANY
SEINE & CO.
PRINCIPAL MUTUAL LIFE INSURANCE CO.
AETNA LIFE INSURANCE
PLAYPORT & CO.
NEW YORK LIFE INSURANCE CO.
KANE & CO.
BOSTON & CO.
BOUYCHAIN & CO.
BEING & CO.


ANNEX "I"
to Consent to Waiver

                                        , 1997

The Connecticut Light and Power Company
Western Massachusetts Electric Company
c/o Northeast Utilities Service Company
107 Selden Street
Berlin, Connecticut 06037
Attn: Assistant Treasurer

     Re: WAIVER LETTER

Ladies and Gentlemen:

     We refer to that certain Nuclear Fuel Lease Agreement dated as of January 4, 1982 as amended and restated by the Amendment to and Restatement of Nuclear Fuel Lease Agreement dated as of February 11, 1992 (as amended, supplemented or otherwise modified through the date hereof, the "Lease Agreement") between Bankers Trust Company, as Trustee of the Niantic Bay Fuel Trust, as lessor, and The Connecticut Light and Power Company and Western Massachusetts Electric Company, as Lessees. Unless the context otherwise requires, each term used herein which is defined in the Lease Agreement shall have the meaning assigned to it therein.

     As you know, the Units have been in extended outages for varying reasons since various times in 1995 and 1996. Although the Lessees have informed the Lessor and the Collateral Agent that they believe all the Units have throughout this period continued to be in commercial operation and in possession of all necessary licenses, approvals and consents required for the operation of the Units, the Lessees have nonetheless requested that the Lessor waive any potential or actual Event of Termination under Section 23(a)(vii) or Section 23(a)(ix) of the Lease Agreement existing through November 19, 1998 as a result of any of these circumstances.

     Accordingly, this is to advise the Lessees that, subject to the terms and conditions hereof, the Lessor hereby specifically waives any potential or actual Event of Termination under Section 23(a)(vii) or Section 23(a)(ix) of the Lease Agreement caused by any of the Units being out of commercial operation through November 19, 1998 as a result of any of the circumstances referred to in any of the Lessees' Quarterly Reports on Form 10-Q to the Securities and Exchange Commission for the quarters ended March 30, 1996, June 30, 1996, September 30, 1996, March 31, 1997, June 30, 1997 and
September 30, 1997 and the Lessees' Annual Report on Form 10-K to the Securities and Exchange Commission for the years ended December 31, 1995 and December 31, 1996.

     The waiver set forth herein applies only to the above-specified Events of Termination under Section 23(a)(vii) or Section 23(a)(ix) of the Lease Agreement prior to November 20, 1998 and the waiver set forth herein shall not apply to (i) any Event of Termination which may exist after November 19, 1998 under Section 23(a)(vii) of the Lease Agreement if any of the Units is not in commercial operation before November 20, 1998, (ii) any Event of Termination which may exist after November 19, 1998 under Section 23(a)(ix) of the Lease Agreement if any event described in Section 23(a)(ix) of the Lease Agreement exists or occurs with respect to any Unit after November 19, 1998, (iii) any Event of Termination under any subsection of Section 23(a) of the Lease Agreement which may occur after any of the Units is placed in service between the date hereof and November 19, 1998, and (iv) any Event of Termination under any subsection of Section 23(a) of the Lease Agreement other than subsection (vii) or subsection (ix) thereof which may occur, or may have occurred, at any time before or after the date hereof.

     All of the terms, conditions and covenants of the Lease Agreement, except as specifically waived herein, shall remain unaltered and in full force and effect and shall continue to be binding upon the Lessees.

     This waiver letter and the waiver set forth herein shall become effective as of the date hereof when (i) the Collateral Agent shall have received a copy of this waiver letter signed by the Lessor and both of the Lessees, (ii) the Collateral Agent shall have consented to this waiver letter by signing and delivering to the Lessor a copy hereof, and (iii) the Lessor shall have received a copy of this waiver letter signed by both of the Lessees and consented to by the Collateral Agent.

     Please acknowledge your acceptance of this waiver letter and of the terms and provisions contained herein by signing and returning a copy of this waiver letter to each of the Lessor and the Collateral Agent.

                         Very truly yours,

                         BANKERS TRUST COMPANY,
                         not in its individual capacity but solely as trustee
of the Niantic Bay Fuel Trust under the Trust Agreement dated as of January 4, 1982, as amended and restated by the Amendment to and Restatement of Trust Agreement dated as of February 11, 1992, between it and the Trustor and the Beneficiaries named therein

                         By:

                         Title:

ACCEPTED:

THE CONNECTICUT LIGHT AND POWER COMPANY

By:

Title:


WESTERN MASSACHUSETTS ELECTRIC COMPANY

By:

Title:


CONSENTED:

THE FIRST NATIONAL BANK OF CHICAGO,
  as Collateral Agent

By:

Title:



EXHIBIT "B"
to Third Amendment

CERTIFICATE

OF

THE CONNECTICUT LIGHT AND POWER COMPANY

AND

WESTERN MASSACHUSETTS ELECTRIC COMPANY


     This Certificate is being delivered to The First National Bank of Chicago, as Bank Agent under the Credit Agreement referred to herein (in such capacity, the "Bank Agent"), and the other financial institutions party to such Credit Agreement (the "Banks") by The Connecticut Light and Power Company and Western Massachusetts Electric Company (each of which is referred to herein individually as a "Company" and collectively as the "Companies"), pursuant to the Credit Agreement dated as of February 11, 1992 (as amended pursuant to a First Amendment dated as of April 30, 1993, the Second Amendment dated as of may 12, 1995 and the Third Amendment referred to below, the "Credit Agreement") among the Bank Agent, the Banks and Bankers Trust Company, not in its individual capacity but solely as trustee (in such capacity, the "Trustee") of the Niantic Bay Fuel Trust under the Trust Agreement dated as of January 4, 1982, as amended and restated by the Amendment to and Restatement of Trust Agreement dated as of February 11, 1992, between it and the Trustor and Beneficiaries named therein. Terms defined in the Credit Agreement are used herein with the same meanings ascribed to them therein, unless otherwise defined herein.

     In order to induce the Bank Agent and the Banks to enter into that certain Third Amendment dated as of January __, 1998 among the Trustee, the Banks and the Bank Agent (the "Third Amendment") which amends the Credit Agreement, each Company DOES HEREBY CERTIFY, severally and for itself alone, that:

      1. The execution, delivery and performance, or the acceptance, as the case may be, by the Trustee, of the Credit Agreement, the Third Amendment, the Basic Agreements, the Nuclear Fuel Contracts, the Bank Notes and the CP Notes do not and will not violate any provision of any law or regulation or of any writ or decree of any court or governmental instrumentality applicable to the Company or the Trustee, and no consent, license, approval, order or authorization of, or filing, registration or declaration with, any governmental authority, bureau or agency or any court or other Person is or was required in connection with the execution, delivery, performance, acceptance, validity or enforceability of any of the above-mentioned documents and instruments or the IT Notes (provided that no representation is given with respect to the Nuclear Fuel Contracts insofar as the respective Contractors are concerned), except for (i) a general license to own Nuclear Fuel from the Nuclear Regulatory Commission (currently granted under 10 C.F.R. Sections 40.21 and 70.20); (ii) a license to possess and use special nuclear material granted by the Nuclear Regulatory Commission; (iii) orders of the Securities and Exchange Commission ("SEC") under Sections 7 and 10 of the Public Utility Holding Company Act of 1935; (iv) the approval of the Connecticut Department of Public Utility Control under Section 16-43 of the Connecticut General Statutes; (v) the approval of the Massachusetts Department of Public Utilities; and (vi) a certificate on Form U-7D filed by the Trustee with the SEC pursuant to the SEC's Rule 7(d), all of which licenses, orders and approvals have been duly obtained and, are final and are in full force and effect, and (except as disclosed in the opinion of Day, Berry and Howard delivered in connection with the Third Amendment) all periods of appeal relating thereto have expired, and none of such licenses, orders and approvals is the subject of any pending or, to the best of our knowledge, any threatened attack by direct proceedings or otherwise with respect to which there is a reasonable possibility of a decision which would have a material adverse effect on (A) the financial condition of the Trustee or the Company, (B) the ability of the Trustee or the Company to carry on its business, (C) the ability of the Trustee to perform its obligations under the Credit Agreement, the Third Amendment, the Basic Agreements, the Nuclear Fuel Contracts, the Bank Notes, the CP Notes or the IT Notes, or (D) the ability of the Company to perform its obligations under the Basic Agreements to which it is a party; provided that no representation is given with respect to Federal, New York or Massachusetts banking or trust laws or regulations or the securities or blue sky laws or regulations of any State.

      2. The Trustee is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended. The Trustee is not a "public-utility company" or a "holding company", or an "affiliate" of a "holding company", or a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended. The Security Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended, and the creation of the security interest in the Collateral in favor of the holders of the CP Notes under the Security Agreement did not require an indenture to be qualified under said Act.

      3. The representations and warranties of the Company contained in Sections 2 and 35 of the Lease Agreement are true and correct in all material respects on and as of the date hereof.

      4. Each of the Basic Agreements is in full force and effect without amendment or modification, except as approved in writing by the Bank Agent and the Required Banks.

      5. No Event of Default or Unmatured Event of Default has occurred under the Credit Agreement, and no Event of Termination has occurred under the Lease Agreement.

      6. The Security Agreement is effective to create in favor of the Collateral Agent for the ratable benefit of the Secured Parties a legal, valid and enforceable first Lien on and security interest in all of the Collateral, and a legal, valid and enforceable purchase money security interest in all Nuclear Fuel Contracts and Inventory, and all filings, recordings and other action that are necessary in order to establish, preserve and perfect the Collateral Agent's Lien on and security interest in the Collateral as a legal, valid and enforceable first Lien and security interest, or purchase money security interest, as the case may be, have been duly effected, except that the foregoing representation shall not be deemed to be violated as a result of (i) the existence or priority of any Lien permitted by Section 17 of the Lease Agreement or (ii) the failure to file financing statements under the Uniform Commercial Code of the State of Tennessee prior to the time Lessees are obligated to pay the indebtedness tax with respect thereto pursuant to Section 36(c)(ii) of the Lease Agreement.

     IN WITNESS WHEREOF, each of the Companies has signed this Certificate,
this     day of January, 1998.

                    THE CONNECTICUT LIGHT AND POWER COMPANY

                    By:

                    Title:


                    WESTERN MASSACHUSETTS ELECTRIC COMPANY

                    By:

                    Title:


EXHIBIT "C"
to Third Amendment

OPINION OF MESSRS. CAHILL GORDON & REINDEL
(counsel for the Trustee)


EXHIBIT "D"
to Third Amendment


OPINION OF MESSRS. DAY, BERRY AND HOWARD
(counsel for the Lessees)


EXHIBIT "E"
to Third Amendment


OPINION OF MESSRS. DAY, BERRY AND HOWARD
(counsel for the Trustor)


SCHEDULE "I"
TO
CREDIT AGREEMENT

COMMITMENTS

          Bank                                  Commitment

The First National Bank of Chicago           $  15,428,571.43

The Bank of Nova Scotia                      $  12,571,428.57

BankBoston, N.A.                             $  10,857,142.86

The Bank of New York                         $  10,857,142.86

Bank of Montreal                             $   8,571,428.57

CIBC, Inc.                                   $   8,571,428.57

The Toronto-Dominion Bank                    $   8,571,428.57

Union Bank of California, N.A.               $   6,285,714.29

Barclays Bank PLC                            $   4,571,428.57

Mellon Bank, N.A.                            $   4,571,428.57

Fleet Bank, N.A.                             $   4,571,428.57

Swiss Bank Corporation                       $   4,571,428.57

                                    TOTAL    $ 100,000,000.00